SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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CACHET FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Charter)

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Cachet Financial Solutions, Inc.

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317

February 24, 2014

Dear Stockholder:

This Information Statement is being furnished to the stockholders of Cachet Financial Solutions, Inc., a Delaware corporation formerly known as “DE Acquisition 2, Inc.” (the “Company”), as a result of action taken by the unanimous written consent of our stockholders, on February 12, 2014, in which our stockholders:

•	approved an Amended and Restated Certificate of Incorporation for our Company;

•	approved Amended and Restated Bylaws for our Company; and

•	elected four new persons to serve on the Board of Directors of our Company; and

•
approved a stock combination (reverse stock split) of our issued and outstanding common stock on a 1-for-10.9532 basis, which stock combination is to be effective upon the filing of the Amended and Restated Certificate of Incorporation referenced above.

The Information Statement enclosed herewith provides further information about the Company and the stockholder actions described above.  Please carefully read the document in its entirety.  You may also obtain other information about the Company from publicly available documents that have been filed with the United States Securities and Exchange Commission.

Very truly yours,

/s/ Jeffrey C. Mack
JEFFREY C. MACK
Chief Executive Officer and President

Cachet Financial Solutions, Inc.

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
_________________________________

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING
AND INFORMATION STATEMENT
_________________________________

This “Notice of Action to Be Taken by Stockholders in Lieu of a Special Meeting and Information Statement” is being mailed to stockholders of Cachet Financial Solutions, Inc., a Delaware corporation formerly known as “DE Acquisition 2, Inc.” (the “Company,” “we,” “us” or “our”), in connection with, and as a result of, the unanimous approval by our stockholders, through their execution and delivery of a written consent, of the following:

•	an Amended and Restated Certificate of Incorporation for our Company;

•	Amended and Restated Bylaws for our Company; and

•	the election of four new persons to serve on the Board of Directors of our Company; and

•
a stock combination (reverse stock split) of our issued and outstanding common stock on a 1-for-10.9532 basis, which stock combination is to be effective upon the filing of the Amended and Restated Certificate of Incorporation referenced above.

All of the foregoing actions unanimously approved by our stockholders are referred to collectively as the “Unanimously Approved Corporate Actions.”  In order to complete and effect the Unanimously Approved Corporate Actions, SEC Regulation 14C requires that the enclosed Information Statement must be filed with the SEC and mailed to all of our stockholders at least 20 calendar days prior to the effectiveness of such actions.  Accordingly, this “Notice of Action to Be Taken by Stockholders in Lieu of a Special Meeting and Information Statement” is furnished to you solely for the purpose of complying with SEC Regulation 14C.

This Information Statement was first sent or provided to the holders of our outstanding common stock on or about February 24, 2014.  Other than common stock, we have no other shares of any other class of our capital stock outstanding.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTE OF EXPLANATION

On February 12, 2014, the Company completed a merger transaction (the “Merger”) involving a wholly owned subsidiary of the Company and a private Minnesota corporation named “Cachet Financial Solutions Inc.”  As a result of the Merger, Cachet Financial Solutions Inc. became the wholly owned operating subsidiary of the Company and the former holders of Cachet Financial Solutions Inc. common stock were issued 64,369,503 shares of common stock representing approximately 92.8% of the Company’s common stock issued and outstanding common immediately after the Merger, in addition to options and warrants for the purchase of additional shares of common stock of the Company.  When calculated on a fully diluted basis, the former holders of securities of Cachet Financial Solutions Inc. received Company securities representing approximately 97.0% of the total issued and outstanding common stock of the Company.

As a result of the Merger and related transactions, the Company filed with the SEC a Current Report on Form 8-K on February 12, 2014, and an Amendment to Current Report on Form 8-K/A on February 14, 2014.

On February 12, 2014, and prior to the consummation of the Merger, the stockholders of the Company took unanimous action by executing and delivering a written consent approving the “Unanimously Approved Corporate Actions” described above.  On that date, there were 5,000,000 shares of our common stock issued and outstanding held by four stockholders.  Under Delaware law, February 12, 2014 was the “record date” for determining stockholders entitled to take action in writing relative to the Unanimously Approved Corporate Actions.

To distinguish between information relating solely to Cachet Financial Solutions Inc., the Minnesota corporation that the Company acquired in the Merger, and the Company itself, we refer to Cachet Financial Solutions Inc. in this document simply as “Cachet.”  Unless otherwise expressly indicated, all share figures contained in this document are set forth to reflect all capital transactions that took place in the Merger.

STATEMENT CONCERNING CERTAIN FORWARD-LOOKING INFORMATION

This document contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources.  Words such as “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  Forward-looking statements include statements about:

•	our estimates of future expenses, revenue and profitability;
•	trends affecting our financial condition and results of operations;
•	our ability to obtain customer orders;
•	the availability and terms of additional capital, which we will require to sustain our operations and viability;
•	our ability to develop new products;
•	our dependence on key suppliers, manufacturers and strategic partners;
•	industry trends and the competitive environment; and
•	the impact of losing one or more senior executive or failing to attract additional key personnel.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties.  Given these uncertainties, you should not attribute undue certainty to these forward-looking statements.  Also, forward-looking statements represent our estimates and assumptions only as of the date of this document.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
(AND REVERSE STOCK SPLIT); AMENDED AND RESTATED BYLAWS;
ELECTION OF DIRECTORS

The stockholders of the Company, acting unanimously by written consent on February 12, 2014 and prior to the closing of the Merger, approved the following:

1.           an Amended and Restated Certificate of Incorporation;

2.           Amended and Restated Bylaws;

3.           the election of four new directors to the Board of Directors; and

4.           a stock combination (reverse stock split) of the Company’s issued and outstanding common stock on a 1-for-10.9532 basis, which stock combination is to be effective upon the filing of the Amended and Restated Certificate of Incorporation.

Although unanimously approved by the stockholders in their written consent signed on February 12, 2014, the amendments and the related stock combination will not be effective until the expiration of the waiting period prescribed by SEC Rule 14c-2 and, in the case of the Amended and Restated Certificate of Incorporation and related stock combination, an appropriate filing with the Delaware Secretary of State.  A description of the amendments to the Company’s Certificate of Incorporation and bylaws is below.  The amendments to the Certificate of Incorporation and the bylaws were approved to provide the Company with charter documents that are more normative and flexible for a public reporting company.  The stock combination was approved to provide the Company with a smaller amount of share capital outstanding after the Merger, thereby raising the value per share, and (because the stock combination is being effected at the same ratio as the “Exchange Ratio” in the Merger) also facilitating the ease of book- and record-keeping for the business of the Company going forward.

Amended and Restated Certificate of Incorporation

The Amended and Restated Certificate of Incorporation:

•	sets forth more explicit indemnification rights for officers and directors of the Company (which provisions are not contained in the existing Certificate of Incorporation);

•
permits the Board of Directors to amend the bylaws of the Company, subject, however, to the power of the stockholders to do the same (the existing Certificate of Incorporation contains no such provision);

•
contains more explicit powers of the Board of Directors relating to the designation and issuance of preferred stock of the Company (whereas the existing Certificate of Incorporation contains only general language respecting preferred stock as authorized share capital);

•	permits the Board of Directors to fix the size of the Board of Directors (the existing Certificate of Incorporation contains no such provision); and

•	will effect a stock combination (reverse stock split) of the Company’s issued and outstanding common stock on a 1-for-10.9532 basis.

Amended and Restated Bylaws

The Amended and Restated Bylaws:

•	provide that special meetings of stockholders may be called only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer or (iii) the full Board of Directors;

•	contain advance-notice provisions relating to the conduct of business at stockholder meetings, including the nomination by stockholders of persons to serve as directors of the Company.

•	set forth explicit rights, powers and manner of acting of the Board of Directors and officers;

•	permit the Board of Directors to create committees;

•	permit stockholders holding a majority of the voting shares of the Company to take action through written consent;

•	permit the Board of Directors to increase the size of the Board of Directors and to amend the bylaws, subject, however, to the power of the stockholders to do the same; and

•	provide for the indemnification of directors and officers to the extent not prohibited by applicable law.

None of the above provisions are contained in the existing bylaws of the Company.  The foregoing descriptions are qualified in their entireties by reference to the approved, but not yet effective, Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.  Copies of these documents are attached to this Information Statement as Appendix A and B, respectively, and are incorporated herein by this reference.

Information about the four directors elect, Mr. Jeffrey C. Mack, James L. Davis, Michael J. Hanson and Mark S. Anderson, can be found below under “Management.”

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information at February 14, 2014, as to the beneficial ownership of shares of our common stock by each person who, to our knowledge at that date, was (i) the beneficial owner of five percent or more of the outstanding shares of our common stock, (ii) a director or executive officer of us (including our four directors-elect) and (iii) all persons as a group who are executive officers and directors (including our four directors-elect).  On February 14, 2014, there were 69,369,503 shares of common stock issued and outstanding, and no shares of any other class or series.  Except as indicated below, the individuals and entities listed below possess sole voting and investment power with respect to their shares.  Unless otherwise noted, the address of the following individuals is 18671 East Lake Street, Minneapolis, MN 55317.

This information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act.  Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Including shares in the table below does not, however, constitute an admission that the named stockholder (or other beneficial owner) is a direct or indirect beneficial owner of those shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Common Stock Beneficially Owned (1)
Jeffrey C. Mack	3,570,286	(2)	4.95%
Christopher F. Ebbert	2,259,098	(3)	3.21%
Brian S. Anderson	862,565	(4)	1.22%
Lawrence C. Blaney	1,054,246	(4)	1.49%
James L. Davis	20,724,914	(5)	27.67%
Michael J. Hanson	13,534,059	(6)	18.65%
John D. Lane	4,506,593		6.49%
Terril H. Peterson	4,839,500	(7)	6.97%
Mark S. Anderson	2,563,125	(8)	3.67%
Jack B. Petersen	14,978,630	(9)	21.32%
All directors and officers as a group (7 persons)	49,407,791	(10)	58.86%

(1)
The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities over which the person has or shares voting or investment power or securities which the person has the right to acquire within 60 days.

(2)	Includes 2,724,609 common shares purchasable upon the exercise of outstanding options.

(3)	Includes 889,948 common shares purchasable upon the exercise of outstanding options.

(4)	All shares reflected in the table are issuable upon the exercise of outstanding options.

(5)
Includes 13,530,997 outstanding common shares, 657,192 common shares purchasable upon the exercise of options, 4,860,483 common shares purchasable upon exercise of outstanding warrants, 1,379,838 common shares owned by Mr. Davis’ self-directed retirement account plan, as well as 296,404 common shares held by Mr. Davis’ wife (either personally or through her individual retirement account), beneficial ownership of which Mr. Davis disclaims.

(6)	Includes 657,192 common shares purchasable upon the exercise of outstanding options, and 2,532,928 common shares purchasable upon exercise of outstanding warrants.

(7)	Mr. Peterson is a director of the Company.

(8)	Includes 328,596 common shares issuable upon exercise of outstanding options.

(9)	Includes 684,575 shares held in a retirement account, and warrants for the purchase of 889,948 common shares.

(10)	Includes Messrs. Mack, Ebbert, Brian S. Anderson, Blaney, Davis, Hanson and Terril H. Peterson. Also includes securities held by Mr. Davis’ wife, as described in note (5) above.

MANAGEMENT

Below is a list of persons serving in the management of the Company, including its current sole director and its those persons who were appointed to officer positions of the Company upon the Merger.  The list below also includes certain other persons who are current directors of Cachet Financial Solutions Inc. (the Minnesota corporation that the Company acquired in the Merger and that owns and operates the entirety of the Company’s business), each of whom are directors-elect of the Company by virtue of the Unanimously Approved Corporate Actions.  The biographies of all of the above-described persons are set forth below.

Name	Position
Jeffrey C. Mack	Chief Executive Officer and President of the Company, and Chief Executive Officer, President and Chairman of the Board of Directors of Cachet Financial Solutions Inc.
Christopher F. Ebbert	Executive Vice President and Chief Information Officer of both the Company and Cachet Financial Solutions Inc.
Lawrence C. Blaney	Executive Vice President of Sales of both the Company and Cachet Financial Solutions Inc.
Brian S. Anderson	Executive Vice President and Chief Financial Officer of both the Company and Cachet Financial Solutions Inc.
Michael J. Hanson	Director of Cachet Financial Solutions Inc., and Director-Elect of the Company
James L. Davis	Director of Cachet Financial Solutions Inc., and Director-Elect of the Company
Mark S. Anderson	Director of Cachet Financial Solutions Inc., and Director-Elect of the Company
Terril H. Peterson	Director of the Company (sole current director)

Jeffrey C. Mack is the Chairman, Chief Executive Officer, President and Director of Cachet Financial Solutions and has served as a director since our inception.  Mr. Mack has significant experience building and managing companies of all sizes and across a variety of industries.  Prior to Cachet, Mr. Mack served as a consultant to multiple small businesses, including a business engaged in the sale of banking technology and related services.  Previously, Mr. Mack served from January 2003 to September 2008 as Chairman, CEO and President of Wireless Ronin Technologies, Inc., a leader in dynamic digital signage.  In January 1990, Mr. Mack founded and became Chairman, CEO and President of Arcadia Financial Ltd. (formerly known as Olympic Financial Ltd.), one of the largest independent providers of automobile financing in the United States.  Prior to founding Arcadia Financial, Mr. Mack served as an executive in the commercial banking industry for 17 years. Upon the Merger, Mr. Mack was appointed as the Company's Chief Executive Officer and President.

Christopher F. Ebbert is the Executive Vice President and Chief Information Officer of Cachet Financial Solutions.  He is a strong technology leader with over 20 years’ experience driving IT development.  Prior to Cachet, Mr. Ebbert served as a consultant to small businesses across a variety of industries, including 3D animation and software development, technical translation services and banking technology.  Formerly, Mr. Ebbert was the Executive Vice President and Chief Technology Officer for Wireless Ronin Technologies, Inc.  Prior to joining Wireless Ronin in 2000, Mr. Ebbert was a Senior Software Engineer for Digital Content, a 3D Interactive gaming business.  Previously, he served as Technical Director for Windlight Studios, a commercial 3D animation company.  From December 1994 to February 1998, Mr. Ebbert was the Senior Software Engineer for Earth Watch Communications, a broadcast weather technologies company. Upon the Merger, Mr. Ebbert was appointed as the Chief Information Officer, Executive Vice President and Secretary of the Company.

Lawrence C. Blaney is the Executive Vice President of Sales for Cachet Financial Solutions.  He has a successful track record of building high-performance global sales and marketing organizations. Prior to joining Cachet, Mr. Blaney served as Senior Vice President of Development at Wireless Ronin Technologies, Inc.  From 1998 to 2008, Mr. Blaney was the Vice President of Sales and Marketing at Richardson Electronics, a global custom solutions company.  During his tenure at Richardson, he helped realign the sales force by creating a vertical market strategy focusing on financial institutions.  Richardson Electronics saw a growth in sales from $35 million to $95 million under his management.  In 1990, Mr. Blaney formed a startup systems integration company focusing on selling hardware and software to large financial institutions, which included major U.S. exchanges and international banks. Mr. Blaney sold his company to Richardson Electronics in 1998. Upon the Merger, Mr. Blaney was appointed as the Company's Executive Vice President of Sales and Marketing.

Brian S. Anderson is the Executive Vice President and Chief Financial Officer for Cachet Financial Solutions and brings over 30 years financial experience to the company. Prior to joining Cachet, Mr. Anderson served as Vice President, Interim Chief Financial Officer, Controller and Principal Accounting Officer for Wireless Ronin Technologies from December 2006 to April 2009.  Previously, Mr. Anderson served as a consultant to GMAC RFC, a real estate finance company, from November 2005 to December 2006.  From December 2000 to June 2005, Mr. Anderson served as the Chief Financial Officer, Treasurer, and Secretary of Orbit Systems, Inc., a privately-held information technology company subsequently acquired by MindSHIFT Technologies, Inc. and Best Buy Company, Inc.  Prior to joining Orbit Systems, Mr. Anderson held positions of increasing responsibility over a 10-year period with Arcadia Financial Ltd., and most recently served as Senior Vice President-Corporate Controller. Upon the Merger, Mr. Anderson was appointed as the Company's Chief Financial Officer and Executive Vice President.

Michael J. Hanson has served as President and Chief Executive Officer of Hunt Electric Corporation since 1996.  He began his career at Hunt in 1985 as an Assistant Project Manager and worked his way up through various senior and executive roles until he was promoted to his current position.  He became Hunt Electric’s majority stockholder in 2001.  Mr. Hanson serves as the Governor of the St. Paul Chapter of the National Electrical Contractors Association.  He is also a Representative and President of the Federated Electrical Contractors.  He currently serves as a Trustee for Dunwoody College of Technology.  Mr. Hanson has served as a director of Cachet since our inception.

James L. Davis is the President of Davis & Associates, Inc., which he founded more than 30 years ago.  Davis & Associates represents the leading edge lighting and controls manufacturer, providing lighting and controls solutions for customers in the upper Midwest.  Mr. Davis is also a private investor and has served as a director on both private and public company boards for more than 20 years.  He is currently a director of ProUroCare Medical Inc., a publicly held medical device manufacturer.  Mr. Davis has served as a director of Cachet since our inception.

Mark S. Anderson is the President of Metropolitan Mechanical Contractors, Inc., the largest specialty contractor in the upper Midwest. Mr. Anderson began his career at Metropolitan in 1984 and was the majority stockholder until May 2011, when he sold the company to APi Group. Mr. Anderson previously worked at Northern States Power Company as a research engineer and is a member of the local SMACNA and MMCA associations, where he previously served on their Board of Directors. Mr. Anderson graduated from the University of Minnesota with a degree in Mechanical Engineering.

Terril H. Peterson is a director of the Company and prior to the Merger served as the sole director of the Company since October 10, 2012.  Since April 2011, Mr. Peterson has served as General Partner of Pinnacle Investment Group, which is an alternative asset management firm that invests in private, micro-cap and small-cap emerging growth companies.  Between July 2007 and April 2011, Mr. Peterson served as the Vice President and General Manager of SoftBrands, an international software business that sells and services ERP solutions to global manufacturing companies. Prior to SoftBrands, Mr. Peterson also served as Executive Director of Manufacturing Systems for Control Data Corporations manufacturing. Mr. Peterson earned a Bachelor of Science degree in Mathematics and Computer Science from Colorado State University and a Masters in Business Administration from the University of St. Thomas.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of Cachet Financial Solutions Inc., a Minnesota corporation and now our wholly owned subsidiary after the Merger (“Cachet”), during the years ended December 31, 2013 and 2012; and (ii) each other individual that served as an executive officer of Cachet at the conclusion of the years ended December 31, 2013 and 2012 and who received more than $100,000 in the form of salary and bonus during such fiscal year. For purposes of this document, these individuals are collectively the “named executives” of the Company.  The table below omits Messrs. Dennis Nguyen and Terril H. Peterson, each of whom served as the principal executive officer of DE Acquisition 2, Inc. prior to the Merger (Mr. Nguyen from January 19, 2011 through October 10, 2012; and Mr. Peterson from October 10, 2012 through the closing of the Merger).  Neither Mr. Nguyen nor Mr. Peterson earned any compensation during the years covered by the table below.

Name/Title	Year	Salary $	Bonus $	Option Awards $ (1)		Other Annual Compensation $		Total

Jeffrey C. Mack
Chairman of the Board of Directors and Chief Executive Officer	2013	240,000	8,000	163,547	(2)	13,100	(3)	$424,647
	2012	240,000	15,000	—		13,200	(3)	$268,200
Brian S. Anderson
EVP Chief Financial Officer	2013	175,000	0	47,093	(4)	6,000	(3)	$228,093
	2012	173,333	0	—		6,000	(3)	$179,333

Lawrence C. Blaney
EVP Sales & Marketing	2013	175,000	0	62,929	(5)	7,800	(3)	$245,729
	2012	175,000	0	—		7,800	(3)	$182.800
Christopher Ebbert
EVP Chief Information Officer	2013	175,000	0	47,093	(6)	11,400	(3)	$233,493
	2012	175,000	0	—		11,400	(3)	$186,400

(1)
The amounts in this column represent the aggregate grant date fair value with respect to stock options granted in the years indicated, including the incremental grant date fair value of any stock options repriced during the years indicated. The fair value was calculated in accordance with stock-based accounting rules (ASC 718).

(2)
Includes the aggregate grant date fair value of $101,806 with respect to stock options granted to Mr. Mack, and the incremental grant date fair value of $61,741 with respect to stock options that were repriced.  The assumptions used to determine the fair value are described in Note 9 of the Condensed Financial Statements included in this report for the period ended September 30, 2013.

(3)	Amount represents car allowance paid by Cachet.

(4)
Includes the aggregate grant date fair value of $36,198 with respect to stock options granted to Mr. Anderson, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.  The assumptions used to determine the fair value are described in Note 9 of the Condensed Financial Statements included in this report for the period ended September 30, 2013.

(5)
Includes the aggregate grant date fair value of $52,034 with respect to stock options granted to Mr. Blaney, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.  The assumptions used to determine the fair value are described in Note 9 of the Condensed Financial Statements included in this report for the period ended September 30, 2013.

(6)
Includes the aggregate grant date fair value of $36,198 with respect to stock options granted to Mr. Ebbert, and the incremental grant date fair value of $10,895 with respect to stock options that were repriced.  The assumptions used to determine the fair value are described in Note 9 of the Condensed Financial Statements included in this report for the period ended September 30, 2013.

Employment Agreements and Change-in-Control Provisions

We employ Jeffrey C. Mack, our President and Chief Executive Officer, at an annual base salary of $240,000.  Effective February 1, 2013, Mr. Mack’s annualized base salary was increased to $265,000.  We employ Christopher F. Ebbert, our Executive Vice President and Chief Information Officer, Lawrence C. Blaney, our Executive Vice President of Sales and Marketing, and Brian S. Anderson, our Executive Vice President and Chief Financial Officer, at annual base salaries of $175,000 each.  Effective February 1, 2013, the annualized base salaries of each of Messrs. Ebbert, Blaney and Anderson was increased to $190,000.

We have employment agreements with each of the above-named executives.  Each employment agreement was entered into on February 28, 2013 and has a one-year term that renews automatically unless either party provides the other with at least 60 days prior written notice.  At the discretion of the Board of Directors, the base salary of each executive may be increased, but not decreased.  Each employment agreement provides the executive with the right to participate in Cachet’s benefit plans, policies and programs as those plans, policies and programs are made available to similarly situated executives of Cachet.  In addition, each employment agreement provides the executive with 22 business days of vacation/paid time off per year.

The employment agreements will terminate upon the death or disability, as defined in the agreement, of the executive.  In addition, Cachet can terminate the employment agreement with an executive for cause, as defined in the agreement, and the executive can terminate the employment agreement for good reason, as defined in the agreement.

The employment agreements obligate Cachet to pay severance to the executives in the event that Cachet terminates their agreement without cause or if executive terminates their agreement with good reason.  Cachet will also be obligated to make severance payments if each of the following conditions are met: (i) there is a change in control of Cachet, as defined in the agreement, (ii) the executive is employed on a full-time basis at the time of the change in control, and (iii) the executive’s employment is terminated (including the executive’s own termination of employment with good reason) other than as a result of death, disability or cause.  The severance payment will be equal to 24 months of base salary at the time of termination, in the case of Mr. Mack, and equal to 12 months of base salary at the time of termination, in the case of all other executives.  In addition, if the event giving rise to the severance payment is a change in control or a termination without cause other than one occurring in connection with a change in control, then the executive will be entitled to receive a “severance bonus” in an amount equal to twice the bonus earned by that executive for the prior fiscal year.  No such severance bonus is permitted to exceed twice the maximum bonus target for that executive for the prior fiscal year.  As a condition to receiving any severance payments or severance bonus, an executive must execute and deliver a full separation agreement and release in form acceptable to Cachet.  All severance payments will be made in monthly installments, beginning on the date that is 30 days after the event resulting in the obligation to make severance payments, over the life of non-competition period specified in the executive’s employment agreement.  The employment agreements require that severance bonus payments be made in a lump sum within 30 days after the event resulting in the obligation to make severance payments.

The employment agreements contain customary inventions-assignment provisions, non-competition provisions that survive for a one-year period after the termination of employment, and non-solicitation provisions applicable to the customers and vendors of the business, and the employees of the business, that survive for a one-year period after the termination of employment.  In the case of Mr. Mack, however, the non-solicitation provisions contained in his employment agreement survive for a period of two years after the termination of employment.  All of the employment agreements contain mandatory and binding arbitration provisions for the resolution of disputes arising under the agreements.

In connection with the closing of the Merger, Cachet assigned its rights under the above-described employment agreements to the Company, and the Company accepted such assignment and assumed all related obligations under those agreements.  In addition, each executive agreed that neither the Merger nor the election of Messrs. Davis, Hanson, Anderson and Mack to the Board of Directors of the Company will be deemed a “change of control” under the employment agreements.

Outstanding Equity Awards at Fiscal-Year End

At December 31, 2012, we had outstanding equity awards as follows:

Name	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)		Equity Incentive Plan Awards: number of securities underlying unexercised and unearned options		Option exercise price	Option expiration date
Jeffrey C. Mack	273,830	547,660	(1)			$0.36	5/16/2016
	328,596					$0.07	3/3/2015
	114,099			228,188	(2)	$0.36	1/6/2016

Brian S. Anderson	219,064					$0.36	11/3/2015
	68,457			136,915	(3)	$0.36	1/6/2016

Lawrence C. Blaney	123,223					$0.14	6/1/2015
	95,840					$0.36	11/1/2015
	68,457			136,915	(3)	$0.36	1/6/2016

Christopher Ebbert	246,447					$0.07	3/3/2015
	68,457			136,915	(3)	$0.36	1/6/2016

(1)	Options vest in increments of 273,830 on each of May 16, 2013 and 2014.
(2)	Options vest in increments of 114,099 on each of January 6, 2013 and 2014.
(3)	Options vest in increments of 68,458 on each of January 6, 2013 and 2014.

On February 27, 2013, Cachet granted options to purchase common shares to the above-named individuals in the following amounts (all of which were granted outside of any stock incentive plan and involved an exercise price equivalent to $0.36 after giving effect to the Merger): 1,232,235 to Jeffrey C. Mack, 629,809 to Lawrence C. Blaney, 438,128 to Brian S. Anderson and 438,128 to Christopher Ebbert.

Director Compensation

Cachet has not in the past paid cash compensation to our directors for their service on the Board of Directors of Cachet.  Presently, we have no current plans to pay cash compensation to members of our Board of Directors for their services on our board.  As we seek to expand the board of the Company and add independent directors, we do, however, expect to change this policy.  In the past, we have issued stock options for the purchase of the equivalent of 328,596 shares of common stock to our non-employee directors.  Accordingly, we may issue stock options to other non-employee directors in the future, on terms to be determined by our Board of Directors.

The table below sets forth the compensation paid by Cachet Financial Solutions Inc. (now the Company’s wholly owned operating subsidiary as a result of the Merger) to its directors during fiscal year 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Total (4)
Jeffrey C. Mack	$0	$0		$0
James L. Davis	$0	$0		$0
Michael J. Hanson	$0	$0		$0
Mark S. Anderson (1)	$0	$0	(1)	$0

(1)
On September 20, 2013, Cachet issued options to Mr. Anderson for the purchase of 328,596 shares at a purchase price of $0.36 per share. Of these options, 219,064 vested immediately and the remaining 109,532 in August 2014. The options expire five years from the date of grant.

CORPORATE GOVERNANCE MATTERS

Director Independence; Audit Committee and Board Structure

Our Board of Directors will periodically review relationships that directors have with the Company to determine whether the directors are independent.  Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Company, are not an affiliated person of the Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder) and are independent within the meaning of applicable laws, regulations and the Nasdaq listing rules. In this latter regard, the Board of Directors will use the Nasdaq listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of its directors are independent, solely in order to comply with applicable SEC disclosure rules.  However, this is for disclosure purposes only.  It should be understood that, as a corporation whose shares are not listed for trading on any securities exchange or listing service, the Company is not required to have any independent directors at all on its Board of Directors, or any independent directors serving on any particular committees of the Board of Directors.

As of the date of this report, the Board of Directors has determined that none of its current directors are independent within the meaning of the Nasdaq listing rule cited above. In the case of Mr. Peterson, the Board of Directors has determined that his position as the former Chief Executive Officer of the Company prior to the consummation of the Merger precludes him from being considered independent within the meaning of the cited Nasdaq listing rule.  The Company anticipates that, upon the effectiveness of his election to our Board of Directors, Mr. Mark S. Anderson may qualify as an independent director under the cited listing rule.

The Company does not have an audit committee at this time.  The Board of Directors does not presently have a qualified “audit committee financial expert” (as defined in Regulation S-K, Item 407(d)(5)) at this time since, prior to the Merger, it has not had sufficient resources to retain such a person.  After the effectiveness of the election of the directors-elect, the Board of Directors intends to seek out a qualified audit committee financial expert to serve on the board.  Upon the effectiveness of the election of our directors-elect, the board anticipates creating an audit committee and adopting a related audit committee charter.

After the consummation of the Merger, the roles of Chief Executive Officer of the Company and Chairman are presently separated, with Mr. Mack holding the office of Chief Executive Officer and Mr. Peterson being our sole director.

For the year ended December 31, 2014, the Board of Directors of Cachet met three times and took action in writing 18 times.  Cachet has no policy respecting the attendance of its directors at shareholder meetings.  The Company expects to adopt such a policy after the effectiveness of the election of its directors-elect.

Compensation Committee Interlocks and Insider Participation;
Compensation Committee

The Board of Directors does not have a compensation committee at this time.  In the past, deliberations and decisions about the executive compensation of executives employed by Cachet Financial Solutions Inc. have been undertaken by that corporation’s full Board of Directors except in circumstances where the compensation of a particular executive poses a direct conflict of interest (e.g., compensation deliberations and decisions respecting our Chief Executive Officer and Chairman).  Upon the effectiveness of the election of our directors-elect, the board anticipates creating a compensation committee.  Upon the future formation of a board compensation committee, additional policies and procedures for the determination of appropriate executive compensation, including a compensation committee charter, are expected to be adopted.

Nominating Committee

The Board of Directors does not have a nominating committee at this time.  Upon the effectiveness of the election of our directors-elect, the board anticipates creating a nominating committee.  The Board of Directors presently has no policy for considering nominees for director advanced by our stockholders.  Upon the effectiveness of the approval of the Amended and Restated Bylaws, the process for considering any nominees will be as specified in such bylaws (which bylaws permit, subject to certain requirements, nominations from stockholders).  Upon the future formation of a board nominating committee, additional policies, including minimum qualifications and a related nominating committee charter, are expected to be adopted.

Shareholder Communications

If a stockholders wishes to contact the Company or has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Company’s Board of Directors, in care of the Company’s Secretary, at the Company’s headquarters address.  If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Board, in care of the Corporation’s Secretary, at the Company’s headquarters address.  All shareholder communications will be sent to the applicable director(s).

RELATED-PARTY TRANSACTIONS

Transaction with Related Persons (2012 and 2013)

From January through September 2012, we borrowed an aggregate of $2,395,000 from three Cachet directors and one shareholder who beneficially owned more than 5% of our then-outstanding common stock, in exchange for short-term promissory notes having terms from two to nine months. An aggregate of $875,000 in principal amount of these notes accrued interest at the per annum rate of 6%, and the remaining $1,520,000 in principal of these notes accrued interest at the per annum rate of 25%. Of these loans, an aggregate of $1,220,000 was loaned to us by our director James L. Davis; $750,000 was loaned to us by our director Michael Hanson; $300,000 was loaned to us by our director Mark S. Anderson; and $125,000 was loaned to us by Mr. John Lane, a shareholder possessing beneficial ownership of more than 5% of our then-outstanding common stock. In February 2013, loans in the principal amount of $1,220,000 from Mr. Davis, $500,000 from Mr. Hanson, $300,000 from Mr. Anderson and $125,000 from Mr. Lane were converted into shares of Cachet common stock at the rate of $0.33 per share. In November 2013, loans in the principal amount of $250,000 from Mr. Hanson were converted into shares of Cachet common stock at the rate of $0.36 per share.

In October 2012, Cachet entered into a Loan and Security Agreement with Michaelson Capital Partners, LLC (formerly known as Imperium Special Finance Fund, LP), for borrowings of up to $2.5 million. The financing was contingent upon our director, Mr. James L. Davis, providing his personal guarantee. In February 2013, Cachet issued warrants to Mr. Davis to purchase 3,080,587 shares of Cachet common stock at $0.36 per share in consideration for the personal guarantee Mr. Davis provided to Michaelson Capital Partners.

From April through December 2013, we borrowed an aggregate of $2,550,000 from two directors in exchange for promissory notes that accrued interest at the per annum rate of 10% and maturities that ranged from three to seven months. An aggregate of $875,000 was loaned to us by our director Michael Hanson, and an aggregate of $1,675,000 was loaned to us by our director James L. Davis.

In November 2013, loans in the principal amount of $200,000 from Mr. Hanson were converted into shares of Cachet common stock at the rate of $0.36 per share.

Related-Party Transaction Policy

In all cases, we abide by applicable state corporate law when approving all transactions, including transactions involving officers, directors or affiliates. More particularly, our policy is to have any related-party transactions (i.e., transactions involving a director, an officer or an affiliate of the Company) be approved solely by a majority of the disinterested directors serving on the board.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of the forms received by it during its new fiscal year ended December 31, 2013, the Company is not aware of any person(s) who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock and failed to comply with all Section 16(a) filing requirements during such fiscal year.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

If you would like to submit a proposal for us to include in the proxy statement for our 2015 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934 and the advance notice provisions of our Amended and Restated Bylaws relating to stockholder nominations.  You must also make sure that we receive your nomination proposal at our executive offices (sent c/o Corporate Secretary) by January 31, 2015. Any stockholder director-nominee included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the nominee.

If you would like to recommend a person for consideration as a nominee for election as a director at our 2015 annual meeting, you must comply with the advance notice provisions of our Amended and Restated Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than January 1, 2015, and no later than January 31, 2015.

If the presiding officer at the 2015 annual meeting of stockholders determines that a stockholder director nomination was not submitted in compliance with the advance notice provisions of our Amended and Restated Bylaws, the nomination will be ruled out of order and not acted upon.

The above information is only a summary of some of the requirements of our Amended and Restated Bylaws. If you would like to receive a copy of the provisions of those bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.  The Amended and Restated Bylaws are also attached to this Information Statement as Appendix B and are filed as an exhibit to our amended Current Report on Form 8-K/A, filed with the SEC on February 14, 2014.

WHERE YOU CAN FIND MORE INFORMATION

We make current, quarterly, annual and certain other filings with the SEC.  For further information about our Company and our business, or about the Merger, we refer you to the Current Reports filed on Form 8-K on February 12, 2014 and on Form 8-K/A on February 14, 2014.

We intend to make our SEC filings available on our website at www.cachetfinancial.com. Any information on our website is not, however, incorporated by reference in this document. We maintain an office at 18671 Lake Drive East, Southwest Tech Center A, Minneapolis, MN 55317, where all records concerning the Company are to be retained.  Readers can request information by contacting our office by mail at our address or by telephone at (952) 698-6980 or by fax at (612) 746-0445. Upon request, we will provide copies of our filings with the SEC free of charge to our investors.  Our SEC filings, including this Information Statement, will also be available on the SEC’s Internet site at http://www.sec.gov. You may also read and copy all or any portion of this Information Statement or any other reports, documents or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  In addition, you may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

Appendix A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CACHET FINANCIAL SOLUTIONS INC.

The undersigned, the Chief Executive Officer of Cachet Financial Solutions Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

(1)           The name of the Corporation is Cachet Financial Solutions Inc. The Corporation was previously known as DE Acquisition 2, Inc. and was incorporated on February 24, 2010.

(2)           The Certificate of Incorporation (“Certificate of Incorporation”) is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto, and such Amended and Restated Certificate of Incorporation will supersede the Certificate of Incorporation.

(3)           The Amended and Restated Certificate of Incorporation attached hereto as Exhibit A has been approved by the board of directors of the Corporation.

(4)           The Amended and Restated Certificate of Incorporation attached hereto as Exhibit A has been adopted pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

IN WITNESS HEREOF, I have subscribed my name this [__]th day of [_______], 2014.

Name:
Title:

Exhibit A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CACHET FINANCIAL SOLUTIONS INC.

ARTICLE 1
Name

The name of the Corporation is Cachet Financial Solutions Inc.

ARTICLE 2
Registered Office

The address of the Corporation’s registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Dover, Delaware 19904, located in Kent County.  The name of the Corporation’s registered agent for service of process at such address is National Registered Agents, Inc.

ARTICLE 3
Purpose

3.1	Purposes. The Corporation will have general business purposes in accordance with the laws of the State of Delaware.

3.2
Powers.  The Corporation will have and may exercise all the powers granted or available under the laws of the State of Delaware and laws amendatory thereof and supplementary thereto, including all powers necessary or convenient to effect any or all of the business purposes for which the Corporation is incorporated.

ARTICLE 4
Stock

4.1.
Authorized Capital Stock.  The Corporation shall be authorized to issue 520,000,000 shares of capital stock, of which 500,000,000 shares shall be shares of common stock, par value $0.0001 per share (the “Common Stock”), and 20,000,000 shares shall be shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

4.2
Common Stock.  Except as otherwise provided by law or by the resolution or resolutions adopted by the board of directors of the Corporation designating the rights, power and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. All shares of Common Stock will be voting shares and will be entitled to one vote per share.

4.3
Preferred Stock Rights.  Shares of Preferred Stock may be issued from time to time in one or more series.  The board of directors of the Corporation is hereby authorized by resolution or resolutions to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

4.4
Reverse Split.  Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the corporation’s common stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into a fraction of a share of common stock, par value $.0001 per share, of the corporation the numerator of which is 1 and the denominator of which is 10.9532. Any stock certificate that, immediately prior to the Effective Time, represented shares of the common stock, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, will represent the number of shares of the common stock as equals the quotient obtained by dividing the number of shares of common stock represented by such certificate immediately prior to the Effective Time by 10.9532.  No fractional shares of common stock will be issued as a result of the share combination effected pursuant to this paragraph.   A holder of common stock at the Effective Time who would otherwise be entitled to a fraction of a share as a result of the share combination effected pursuant to this paragraph will, in lieu thereof, be entitled to receive a cash payment in an product amount equal to the product of the fraction to which the stockholder would otherwise be entitled multiplied by the par value of a share of common stock.

ARTICLE 5
Board Of Directors

5.1
Number of Directors.  Except as otherwise provided by the resolution or resolutions adopted by the board of directors of the Corporation designating the rights, powers and preferences of any series of Preferred Stock, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by the board of directors.

5.2	No Written Ballot. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE 6
By-laws

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized to make, alter, and repeal the by-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

ARTICLE 7
Amending The Certificate Of Incorporation

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE 8
Director Liability; Indemnification And Insurance

8.1
Elimination of Certain Liability of Directors.  The personal liability of the directors of the Corporation shall be eliminated to the fullest extent permitted by law.  No amendment, modification or repeal of this Article, adoption of any provision in this Certificate of Incorporation, or change in the law or interpretation of the law shall adversely affect any right or protection of a director or officer of the Corporation under this Article 8 with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal, adoption or change.

8.2	Indemnification.

(a)
Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of the board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)
Right of Claimant to Bring Suit. If a claim under paragraph (a) above is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)
Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation (as it may be amended from time to time), Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

8.3
Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Appendix B
Bylaws
of
CACHET FINANCIAL SOLUTIONS INC.
[Formerly known as DE Acquisition 2, Inc.]

(Adopted February 11, 2014)

ARTICLE I
OFFICES

Section 1.1             Registered Office.  The Corporation shall maintain a registered office and registered agent within the State of Delaware at such place within such state as may be designated from time to time by the board of directors of the Corporation.

Section 1.2             Other Offices.  The Corporation may also have offices in such other places, either within or without the State of Delaware, as the board of directors from time to time may designate or the business of the Corporation may from time to time require.

ARTICLE II
STOCKHOLDERS

Section 2.1             Meetings of Stockholders.

(a)           Meetings.  Meetings of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the board of directors. At the annual meeting stockholders shall elect directors and transact such other business as properly may be brought before the meeting.

(b)           Place of Meetings.  Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the board of directors shall determine.

(c)           Notice of Meeting.  Written notice, stating the place, day and hour of the meeting shall be delivered by the Corporation not less than ten days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.  Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called.  Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the Delaware General Corporation Law and has been consented to by the stockholder to whom notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears in the Corporation’s records.  Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article VIII of these Bylaws.  Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the board of directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto).

(d)           Chair of Stockholder’s Meeting.  The Chair of the Board, or in the Chair’s absence, a Vice Chair, or in the absence of any Vice Chair, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Secretary, or in the absence of the Secretary, a chair chosen by a majority of the directors present, shall act as chair of the meetings of the stockholders.

Cachet Financial Solutions, Inc.: By-laws	Page B-1

Section 2.2             Quorum of Stockholders; Adjournment; Required Vote.

(a)           Quorum of Stockholders; Adjournment. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chair of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given, except that notice of the adjourned meeting shall be required if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)           Required Vote. The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, except as otherwise provided by express provision of law, the Certificate of Incorporation or these Bylaws requiring a larger or different vote, in which case such express provision shall govern and control the decision of such matter.

Section 2.3             Voting by Stockholders; Procedures for Election of Directors.

(a)           Voting by Stockholders.  Each stockholder of record entitled to vote at any meeting may do so in person or by proxy appointed by instrument in writing or in such other manner prescribed by the Delaware General Corporation Law, subscribed by such stockholder or his or her duly authorized attorney in fact.

(b)           Procedure for Election of Directors.  Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.

Section 2.4             Notice of Stockholder Business and Nominations.

(a)            Annual Meetings of Stockholders.

(1)           Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the board of directors, or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

Cachet Financial Solutions, Inc.: By-laws	Page B-2

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and any such beneficial owner, as well as a description of all securities or contracts, with a value derived in whole or in part from the value of any shares of the Corporation, held by the stockholder and such beneficial owner or to which either is a party, (iii) a description of all arrangements or understandings between such stockho1der and any such beneficial owner and any other person or persons (including their names) regarding the nomination or other business, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice or to vote on the business proposed to be brought before the meeting, and (v) a description of any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies pursuant to Regulation 14A under the Exchange Act.

(3)           Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders.  The business to be transacted at any special meeting shall be limited to the purposes stated in the notice of such meetings. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

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(c)           General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2)
For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)
Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 2.5             Inspectors of Elections; Opening and Closing the Polls.  The board of directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chair of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

Section 2.6.            Action by Consent of Stockholders.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed or consented to by electronic transmission by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, to the principal place of business of the Corporation or to the officer or agent of the Corporation having custody of the minute book of the Corporation.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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ARTICLE III
BOARD OF DIRECTORS

Section 3.1             General Powers.  The business and affairs of the Corporation shall be managed under the direction of the board of directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2             Number, Tenure and Qualifications.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by the board of directors. The directors shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the directors whose term expires at that meeting shall be elected for a term expiring at the next annual meeting of stockholders.

Section 3.3             Regular Meetings.  A regular meeting of the board of directors may be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Stockholders.  The board of directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.4             Special Meetings. Special meetings of the board of directors may be called at the request of the Chair of the Board, the Chief Executive Officer or the board of directors.  The person or persons authorized to call special meetings of the board of directors may fix the place and time of the meetings.  Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

Section 3.5             Notice.  If notice of a board of directors’ meeting is required to be given, notice of shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, electronic transmission (including, without limitation, via facsimile transmission or electronic mail), or orally by telephone.  If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, no later than the third business day preceding the date of such meeting.  If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four hours before such meeting.  If by electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting.  If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Article IX of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VIII of these Bylaws.

Section 3.6             Quorum.  Subject to Section 3.9 of these Bylaws, a majority of the board of directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the board of directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

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Section 3.7             Use of Communications Equipment.  Directors may participate in a meeting of the board of directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.8             Action by Consent of Board of Directors.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 3.9             Vacancies.  Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the board of directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the board of directors shall shorten the term of any incumbent director.

Section 3.10           Committees.  The board of directors may designate one or more committees, each of which shall consist of one or more directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the Delaware General Corporation Law, have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as provided in these Bylaws for the board of directors.

The board of directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. The term of office of the members of each committee shall be as fixed from time to time by the board of directors; provided, however, that any committee member who ceases to be a member of the board of directors shall automatically cease to be a committee member.

Nothing herein shall be deemed to prevent the board of directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the board of directors.

ARTICLE IV
BOOKS AND RECORDS

The board of directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation. Unless otherwise required by the laws of Delaware, the books and records of the Corporation may be kept at the principal office of the Corporation, or at any other place or places inside or outside the State of Delaware, as the board of directors from time to time may designate.

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ARTICLE V
OFFICERS

Section 5.1             Officers; Election or Appointment.  The board of directors shall take such action as may be necessary from time to time to ensure that the Corporation has such officers as are necessary, under Section 6.1 of these Bylaws and the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended, to enable it to sign stock certificates.  In addition, the board of directors at any time and from time to time may elect (a) one or more Chair of the Board and/or one or more Vice Chairs of the Board from among its members, (b) one or more Chief Executive Officers, one or more Presidents and/or one or more Chief Operating Officers, (c) one or more Vice Presidents, one or more Treasurers and/or one or more Secretaries and/or (d) one or more other officers, in each case if and to the extent the board of directors deems desirable. The board of directors may give any officer such further designations or alternate titles as it considers desirable. In addition, the board of directors at any time and from time to time may authorize the Chair of the Board or the Chief Executive Officer of the Corporation to appoint one or more officers of the kind described in clauses (c) and (d) above. Any number of offices may be held by the same person and directors may hold any office unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 5.2             Term of Office; Resignation; Removal; Vacancies.  Unless otherwise provided in the resolution of the board of directors electing or authorizing the appointment of any officer, each officer shall hold office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal.  Any officer may resign at any time upon written notice to the board of directors or to such person or persons as the board of directors may designate. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.  The board of directors may remove any officer with or without cause at any time.  The Chair of the Board or the Chief Executive Officer authorized by the board of directors to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the resolution of the Board providing such authorization. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the board of directors at any regular or special meeting or by the Chair of the Board or the Chief Executive Officer authorized by the board of directors to appoint a person to hold such office.

Section 5.3             Powers and Duties.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the board of directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the board of directors. A Secretary or such other officer appointed to do so by the board of directors shall have the duty to record the proceedings of the meetings of the stockholders, the board of directors and any committees in a book to be kept for that purpose.

ARTICLE VI
STOCK CERTIFICATES

Section 6.1             Stock Certificates. The board of directors may authorize the issuance of stock either in certificated or in uncertificated form.  If shares are issued in uncertificated form, each stockholder shall be entitled upon written request to a stock certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him and otherwise as specified in this Section 6.1.  Each certificate for shares of stock shall be in such form as may be prescribed by the board of directors and shall be signed in the name of the Corporation by (a) the Chair of the Board, the Chief Executive Officer or a Vice President, and (b) by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.  Each certificate will include any legends required by law or deemed necessary or advisable by the board of directors.

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Section 6.2             Lost Certificates.  No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the board of directors or any financial officer of the Corporation may in its or his or her discretion require.

Section 6.3             Transfers of Stock.  The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in a person or by his or her attorney upon surrender for cancellation of a certificate or certificates for at least the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity and authenticity of the signature as the Corporation or its agents may reasonably require.

ARTICLE VII
DEPOSITARIES AND CHECKS

Depositaries of the funds of the Corporation shall be designated by the board of directors; and all checks on such funds shall be signed by such officers or other employees of the Corporation as the board of directors from time to time may designate.

ARTICLE VIII
WAIVER OF NOTICE

Any notice of a meeting required to be given by law, by the Certificate of Incorporation, or by these Bylaws may be waived by the person entitled thereto, either before or after the time of such meeting stated in such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the board of directors or committee thereof need be specified in any waiver of notice of such meeting.

ARTICLE IX
AMENDMENT

These Bylaws may be altered, amended, or repealed at any meeting of the board of directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting.

ARTICLE X
INDEMNIFICATION AND INSURANCE

Section 10.1           Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 10.4 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors.

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Section 10.2           Advancement of Expenses.  The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after receipt by the Corporation of a written statement or statements from the claimant requesting such advance or advances; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article X or otherwise.

Section 10.3           Obtaining Indemnification.  To obtain indemnification under this Article X, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 10.3, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the board of directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the board of directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change in Control (as defined below), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the board of directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 30 days after such determination. If a claimant is successful, in whole or in part, in any suit brought against the Corporation to recover the unpaid amount of any written claim to indemnification, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

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Section 10.4           Right of Claimant to Bring Suit.  If a claim under Section 10.1 of this Article X is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 10.3 of this Article X has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 10.5           Corporation’s Obligation to Indemnify.  If a determination shall have been made pursuant to Section 10.3 of this Article X that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 10.4 of this Article X.

Section 10.6           Preclusion from Challenging Article X.  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 10.4 of this Article X that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article X.

For purposes of this Article X:

(a)           “Change in Control” shall be deemed to occur only if a majority of the members of the board of directors shall not be (i) individuals elected as directors of the Corporation for whose election proxies shall have been solicited by the board of directors of the Corporation or (ii) individuals elected or appointed by the board of directors of the Corporation to fill vacancies on the board of directors caused by death or resignation (but not by removal) or to fill newly created directorships.

(b)           “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(c)           “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article X.

Section 10.7           Non-exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or otherwise. No repeal or modification of this Article X shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 10.8           Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 10.9 of this Article X, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

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Section 10.9           Other Employees and Agents.  The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 10.10         Validity of Article X.  If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.1           Fiscal Year. The fiscal year of the Corporation shall be as fixed by the board of directors.

Section 11.2           Dividends. The board of directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

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